AMENDMENT TO GUARANTY
THIS AMENDMENT TO GUARANTY (this “Amendment”) is entered into as of September 22, 2016 by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Buyer”).
RECITALS
WHEREAS, Guarantor entered into that certain Guaranty in favor of Buyer, dated as of August 13, 2014 (the “Original Guaranty”) relating to that certain Master Repurchase Agreement, dated as of August 13, 2014, between ACRC Lender ML LLC, a Delaware limited liability company (“Seller”) and Buyer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and
WHEREAS, on the date hereof, Seller and Guarantor have requested certain amendments and modifications be made to the Original Guaranty, and Buyer has agreed to amend the Original Guaranty as more specifically set forth herein (the Original Guaranty, as amended pursuant to this Amendment and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”).
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Buyer hereby agree to amend the Original Guaranty as follows:
Section 1.Definitions. Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Original Guaranty, and if not defined in the Original Guaranty, the meanings ascribed to them in the Repurchase Agreement.
Section 2.    Amendment. The Original Guaranty is hereby amended as follows:
2.1    Amendment to Section 1 of the Original Guaranty. Each of the following defined terms set forth in Section 1 of the Original Guaranty is hereby amended and restated in its entirety as follows:
““Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided, that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of Guarantor under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP to the extent relating to the consolidation of any issuer

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of any Specified Third Party Securitization on the financial statements of Guarantor.”
““Indebtedness” means with respect to any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof; provided, that “Indebtedness” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP to the extent relating to the consolidation of any issuer of any Specified Third Party Securitization on the financial statements of such Person. ”
““Tangible Net Worth” means with respect to any Person and any date, all amounts that would be included under capital or shareholder's equity (or any like caption) on the balance sheet of such Person, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date; provided, that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP to the extent relating to the consolidation of any issuer of any Specified Third Party Securitization on the financial statements of such Person. For sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.”
2.2    Additional Amendment to Section 1 of the Original Guaranty. The following defined term is to be added to Section 1 of the Original Guaranty in alphabetical order:
““Specified Third Party Securitization” means any securitization transaction that was not established or sponsored by Guarantor or any of its Affiliates.”
2.3    Amendment to Section 9(a) of the Original Guaranty. Section 9(a) of the Original Guaranty is hereby amended and restated in its entirety as follows:

“(a)    Maximum Indebtedness to Tangible Net Worth Ratio. At the end of each Test Period, Guarantor (on a consolidated basis) shall maintain its ratio of Indebtedness to Tangible Net Worth to be not more than 4.00 to 1.00.”
2.4    Amendment to Section 9(b) of the Original Guaranty. Section 9(b) of the Original Guaranty is hereby amended and restated in its entirety as follows:
“(b)    Maximum Recourse Debt to Tangible Net Worth Ratio. At the end of each Test Period, Guarantor shall maintain its ratio of Recourse Debt to Tangible Net Worth to be not more than 3.00 to 1.00.”
Section 3.    Reaffirmation; Acknowledgement. Guarantor hereby absolutely and unconditionally reaffirms its obligations under the Original Guaranty, as amended by this Amendment.
Section 4.    Representations and Warranties.
4.1    Representations and Warranties of Guarantor. As of the date of this Amendment (except to the extent specifically related to a different date), all representations and warranties of Guarantor contained in the Original Guaranty are true and correct in all material respects and Guarantor hereby confirms each such representation and warranty made by it with the same effect as if set forth in full herein. Guarantor is in full compliance with all of the terms and provisions set forth in the Transaction Documents to which it is a party on its part to be observed and performed.
4.2    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the date of this Amendment, no Default or Event of Default has occurred and is continuing.
Section 5.    Limited Effect. Except as expressly set forth herein, the Original Guaranty remains unmodified and in full force and effect. After the date hereof, all references in the Guaranty to “this Agreement”, “this Guaranty”, “hereof’, “herein” or words of similar effect in referring to the Original Guaranty shall be deemed to be references to the Original Guaranty as amended by this Amendment. All references to the Guaranty contained in any of the other Transaction Documents shall be deemed to be references to the Original Guaranty as amended by this Amendment.
Section 6.    Conditions to Effectiveness. This Amendment shall be effective as of the first date Buyer shall have received a counterpart of this Amendment duly executed by the parties hereto.
Section 7.    Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be deemed to be an original.

Section 8.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 9.    Expenses. Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of outside counsel to Buyer.
Section 10.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or are given any substantive effect.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by its officers thereunto duly authorized as of the date first above written.

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By: /s/ Jiawei Ding
Name: Jiawei Ding
Title: Director

Acknowledged and Agreed as of the date hereof
solely for purposes of Section 4.2 hereof:

ACRC LENDER ML LLC, a Delaware limited liability company, as Seller

By: /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President